SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Dividend and Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

11 Hanover Square
New York, NY 10005

URGENT – VOTE TODAY

Your Vote is Very Important!

According to our latest records, we have not received your vote for Dividend and Income Fund’s Annual Meeting of Shareholders to be held on May 1, 2014.

We need your favorable vote.  Your immediate response will help avoid the additional expenses  and delays associated with soliciting your vote potentially incurred by the Fund.

There are four convenient ways to vote today:

1.	Call 1-844-253-1473 to Speak with a Live Agent. You can call our toll free number Monday through Friday (9 a.m. to 6 p.m. ET) to speak with a live agent who can assist in registering your vote.

2.
Internet.  Please visit www.proxyvote.com and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy voting card, and the last four digits of the primary shareholder’s social security number or tax identification number.

3.
Touch Tone Phone. Please 800-454-8683 and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy voting card, and the last four digits of the primary shareholder’s social security number or tax identification number.

4.	Mail. Please mail your signed proxy voting card(s) in the postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON APRIL 30, 2014 TO BE COUNTED FOR THE ANNUAL MEETING.

If you have already voted, thank you for your response.  If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-844-253-1473.  In addition, all proxy materials are conveniently available online at www.proxyvote.com.

We appreciate your continued support and encourage you to vote today.

DIVIDEND AND INCOME FUND